UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2022, as part of the Company’s planned leadership transition, the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), appointed Stephen P. Mawer to serve as the Chairman of the Board, effective as of January 1, 2023 (the “Transition Date”). Mr. Mawer currently serves as the Company’s Executive Chairman and will continue to serve in that role until the Transition Date.
In connection with Mr. Mawer’s transition to Chairman of the Board, the Board approved the following compensation arrangements for Mr. Mawer: (i) any bonus awarded to Mr. Mawer under the Company’s annual cash incentive plan (the “Cash Incentive Plan”) for 2022 and any annual equity compensation award under the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”) for 2022 will be prorated for the period that Mr. Mawer served as the Company’s Chief Executive Officer (from January 1, 2022 through April 30, 2022) and for the period that Mr. Mawer served, or is expected to serve, as the Company’s Executive Chairman (from May 1, 2022 through December 31, 2022), (ii) any units awarded under the LTIP and any match units awarded under the Partnership’s Executive Deferred Compensation Plan (the “DCP”) to Mr. Mawer will continue to vest under their respective normal vesting schedule and will not be forfeited due to Mr. Mawer’s transition to the non-employee role of Chairman of the Board and (iii) any previously granted units awarded under the LTIP or the DCP as of the Transition Date will not be forfeited due to Mr. Mawer’s transition to the non-employee role of Chairman of the Board.
On November 1, 2022, the Board also approved the following compensation changes for Todd Borgmann, the Company’s Chief Executive Officer, effective as of January 1, 2023: (i) increased Mr. Borgmann’s annual base salary from $650,000 to $735,000, (ii) confirmed Mr. Borgmann’s existing annual bonus target under the Cash Incentive Plan equal to 150% of his annual base salary and (iii) increased Mr. Borgmann’s annual target award under the LTIP from 100% of his annual base salary to 150% of his annual base salary. The final amount of any such annual bonus under the Cash Incentive Plan or annual equity compensation award under the LTIP will take into consideration Mr. Borgmann’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics.

Item 7.01 Regulation FD Disclosure.
On November 7, 2022, the Partnership issued a press release announcing the matters described under Item 5.02 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated November 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

November 7, 2022	By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Executive Vice President and Chief Financial Officer